NAVARRE CORPORATION

                                 EXHIBIT 10.8.5


As of July 31, 1999



Congress Financial Corporation
  (Central)
150 South Wacker Drive
Chicago, Illinois 60606

                   RE: AMENDMENT NO. 5 TO FINANCING AGREEMENTS

Gentlemen:

         Reference is made to the Loan and Security Agreement, dated June 12, 1997 (the "Loan Agreement") between Congress Financial Corporation (Central) ("Lender") and Navarre Corporation ("Borrower"), as amended by Amendment No. 1 to Financing Agreements, dated as of September 19, 1997, Amendment No. 2 to Financing Agreements, dated as of October 29, 1997, Amendment No. 3 to Financing Agreements, dated as of May 1, 1998, and Amendment No. 4 to Financing Agreements dated as of March 1, 1999, together with all other agreements, documents, supplements and instruments now or at any time hereafter executed and/or delivered by Borrower or any other person, with, to or in favor of Lender in connection therewith (all of the foregoing, together with this Amendment and the other agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         Borrower has requested that Lender (a) consent to certain transactions to be effected pursuant to the Class B Subscription Agreement (as hereinafter defined), (b) waive the Event of Default relating to Change in Control under Amendment No. 3 to the Financing Agreements arising by reason of the change in majority control of Borrower upon the sale of the Class B Convertible Preferred Stock pursuant to the Class B Subscription Agreement and (c) permit certain dividend payments to the holders of the Class B Convertible Preferred Stock upon the conditions as set forth herein and in the Class B Subscription Agreement. Lender is willing to do so to the extent and subject to the terms and conditions set forth in this Amendment No. 5 to Financing Agreements (the "Amendment").

         In consideration of the foregoing, the mutual agreements and covenants contained in this Amendment and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

         1. Additional Definitions. As used herein or in any of the other Financing Agreements, the following terms shall have the respective meanings given to them below, and the Loan Agreement shall be deemed and is hereby amended to include, in addition to and not in limitation of, each of the following definitions; except that the definition of "Change of Control" as set forth below shall amend and restate in its entirety the definition of "Change of Control" as defined in the Loan Agreement immediately prior to the execution of this Amendment:

            (a) "Change of Control" shall mean the occurrence of any of the following: (i) a change in the majority of the Board of Directors of Borrower as in effect on the date hereof; or (ii) a change in the management of the Borrower so that Eric H. Paulson shall no longer serve as Chairman of the Board, President and Chief Executive Officer of Borrower or Charles E. Cheney shall no longer serve as Executive Vice President and Chief Financial Officer or Co-Chairman of Borrower, in each case performing at least substantially the same responsibilities as they are performing on the date hereof.


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            (b) "Class B Convertible Preferred Stock" shall mean the Class B
Convertible Preferred Stock issued pursuant to the Class B Subscription Agreement as designated pursuant to the Certificate of Rights and Preference of Class B Convertible Preferred Stock of Navarre Corporation.

            (c) "Class B Subscription Agreement" shall mean, collectively, (i) the Class B Convertible Preferred Stock Subscription Agreement, dated as of July 31, 1999, by and between Navarre Corporation and Fletcher International, Ltd.,
(ii) the Certificate of Rights and Preferences of Class B Convertible Preferred Stock of Navarre Corporation, (iii) the Warrants, and (iv) all other agreements, documents and instruments related to the issuance of the Class B Convertible Preferred Stock, as the same now exist.

            (d) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as the same now exists or may hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

            (e) "Securities Laws" shall mean the Securities Act of 1993, as amended, the Securities Exchange Act, and all rules, regulation and interpretations issued pursuant thereto or in connection therewith, and all State and local statutes, rules and regulations issued in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, interpreted, recodified or supplemented.

            (f) "Warrants" shall mean the Warrants issued and to be issued to the purchasers of the Class B Convertible Preferred Stock as provided in the Class B Subscription Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         2. Consent. Notwithstanding anything contained in Section 9.7(b) of the Loan Agreement to the contrary, and subject to the terms and conditions contained herein, Lender hereby consents to the sale of up to 150,000 shares of Class B Convertible Preferred Stock and Warrants in consideration of the aggregate gross cash purchase price of up to $37,500,000, as provided in the Subscription Agreement (as in effect of the date hereof); provided that the proceeds thereof are used by the Borrower for general operating and working capital purposes.

         3. Waiver. Notwithstanding anything to the contrary contained in
Section 10.1(j) of the Loan Agreement as amended, Lender hereby waives the Event of Default arising under Section 10.1(j) as amended by reason of the change of controlling ownership of Borrower now existing or upon the consummation of the sale of the Class B Preferred Stock pursuant to the Class B Subscription Agreement (as in effect on the date hereof).

         4. Dividends and Redemptions. Section 9.11 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "9.11 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock, or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares, or agree to do any of the foregoing, except that, Borrower may, out of legally available funds therefor, pay dividends to the holders of the Class B Convertible Preferred Stock; provided, that, as to each payment of dividends, each of the following conditions is satisfied as determined by Lender: (a) Lender shall have received not less than five
         (5) days prior written notice of the intention of Borrower to pay such dividend; (b) as of the date of such payment and after giving effect thereto, no Event of Default or act, condition or event that with notice of passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (c) as of the date of such payment and after giving effect thereto, the Excess Availability of Borrower for each of the immediately preceding thirty (30) days shall have been not less than $2,500,000; (d) as of the date of any such payment and after giving effect thereto, the Excess Availability of Borrower shall be not less than $2,500,000; and (e) Lender has received from Borrower, together with the written notice of Borrower as provided in Section 9.11 (a) hereof, financial projections, in form and substance satisfactory to Lender, indicating that for each day of the three (3) months immediately following any such payment, Borrower is projected to have Excess Availability of not less than $2,500,000, and to satisfy Section 9.14 hereof."

         5. Events of Default. Section 10.1(j) of the Loan Agreement as amended by Amendment No. 3 to the Financing Agreement is hereby deleted in its entirety and replaced with the following:

            "(j) Any Change of Control as defined herein."

         6. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

            (a) The Class B Subscription Agreement and the transactions contemplated thereunder have, contemporaneously herewith, been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver) of all conditions precedent set forth therein.

            (b) All of the shares of the Class B Convertible Preferred Stock have been duly authorized, and when issued in accordance with the Class B Subscription Agreement will be validly issued and fully paid and non-assessable.

            (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of any of the transactions described in the Class B Subscription Agreement, and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions contemplated by or any provision of the Class B Subscription Agreement.

            (d) Borrower has delivered, or caused to be delivered, to Lender true, correct and complete copies of the Class B Subscription Agreement.

            (e) Neither the execution and delivery of the Class B Subscription Agreement and the instruments and documents to be delivered pursuant thereto, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, (i) has violated or will violate any Securities Laws or any other law or regulation or any order or decree of any court or governmental instrumentality in any respect or (ii) does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which Borrower is a party or may be bound, or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower, except as specifically permitted under the other Financing Agreements, or (iv) does or shall violate any provision of the Articles of Incorporation or By-Laws of Borrower.

            (f) Except for the failure of Permitted Holders to own beneficially 51% of the issued and outstanding capital stock of the Company under Amendment No. 3 to the Financing Agreement, which event is hereby waived, no Event of Default exists on the date of this Amendment (after giving effect to the consents and waiver under, and amendments to the Loan Agreement provided in, this Amendment).

            (g) This Amendment has been duly authorized, executed and delivered by Borrower, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms.

         7. Conditions Precedent. The effectiveness of the consent, waiver and amendments set forth herein shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

            (a) An original of this Amendment, duly authorized, executed and delivered by Borrower;

            (b) All requisite corporate action and proceedings in connection with this Amendment and the documents and instruments to be delivered hereunder shall be in form and substance satisfactory to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

            (c) After giving effect to the consents and waivers under, and amendments to the Loan Agreement provided in, this Amendment, no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

         8. Effect of this Amendment. This Amendment and any instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except for the specific amendments, consents and waivers expressly set forth herein, no other changes or modifications to or consents or waivers under the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

         9. Further Assurances. Borrower shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Lender to effectuate the provisions and purposes of this Amendment.

         10. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of Illinois (without giving effect to principles of conflicts of law).

         11. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         12. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         Please sign in the space provided below and return a counterpart of this Amendment, whereupon this Amendment, as so agreed to and accepted, shall become a binding agreement between Borrower and Lender.

                                       Very truly yours,

                                       NAVARRE CORPORATION

                                       By:

                                       Title:


AGREED AND ACCEPTED:

CONGRESS FINANCIAL CORPORATION
  (CENTRAL)


By:

Title: